UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

ANALYTICA BIO-ENERGY CORP.

(Exact name of small business issuer as specified in its charter)

Delaware                   333-127170                                     98-0476582

  (State or other Jurisdiction         (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                     Number)

1896 Stoneybrook Court

Mississauga, Ontario, CANADA L5L 3W2

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2013, the Company entered into a final definitive agreement with Analytica Bioenergy Inc. and is hereto attached as Exhibit 10.1.  The agreement comes into effect on September 30, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment             of Certain Officers.

Luiz Brasil has resigned as the CEO of the Company effective September 30, 2013.  Kevin Wu has been appointed as the new CEO and is experience is indicated below.  Luiz Brasil has been appointed as the new President effective September 30, 2013.  Mei-Chen Chen and Chao-Kao Chen have been elected to the Board of Directors effective September 30, 2013.   The information pertaining to these two directors is outlined below.

Kevin Wu

Graduated, National Taipei University of Technology Industrial Engineering and Business Management

Founder and CEO of Analytica Bioenergy Inc. a Taiwanese corporation. Developer and holder of many patents in the industrial wastewater treatment system.

Mei-Chen Chen

Bachelor of Department of International Business, Certified of Internal Auditor, Shih Chien University, Taipei Taiwan.

Chao-Kao Chen

College graduate, has 20 years of experience in technology transfer engineering, production technology, plus equipment design. Design layout and plans for plant production layout.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

Exhibit                               Description

10.1

Definitive Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2013                                                   Analytica Bio - Energy Corp.

                                                                                                         /S/

                                                                                          ____________________

                                                                                             Luiz A. Brasil, CEO